EXHIBIT 10.8

                               THIS AGREEMENT is made and entered into this 5th day of December, 2000, between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, (hereinafter referred to as "CCEC") and ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. located at 250 Shields Court, Unit #3, Markham, Ontario, Canada L3R 9W7 (hereinafter referred to as the "Company").

                               WITNESSETH:
                                    WHEREAS, CCEC is a financial relations and
                               direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and
                                    WHEREAS, the Company is publicly held with
                               its common stock trading on the NASD Over the Counter Electronic Bulletin Board, and
                                    WHEREAS, the Company desires to publicize
                               itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, institutional investors, analysts and other industry professionals, and
                                    WHEREAS, CCEC is willing to accept the
                               Company as a client.

                               NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

                               1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors, institutional investors, analysts, other industry professionals and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in
                               Section 2 of this Agreement, but subject to the further provisions of this Agreement.

                               2. MARKETING PROGRAM: Consists of the following components:
                                    (A) CCEC will review and analyze various
                               aspects of the Company's goals and make
                               recommendations on feasibility and achievement of desired goals.
                                    (B) CCEC will review the general information
                               and recent filings from the Company and produce up to a 100,000 piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing, both items to be approved by the Company prior to circulation.



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                                    (C) CCEC will provide exposure to its
                               network of firms and brokers that may be interested in participating with the Company and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.
         (D) At the Company's request, CCEC will be available to the Company to field any calls from firms and brokers inquiring about the Company.
         (E) CCEC will use its best efforts to obtain the Company exposure on radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.
         (F) CCEC will promote the Company on the Worldwide Internet via CCEC's home web site (WWW.INSIDEWALLSTREET.COM). Specifically, CCEC will feature the Company's INSIDE WALL STREET feature story and a FAST FACT SHEET prepared and maintained by CCEC on its web site. The FAST FACT SHEET will feature dynamic stock trading information, press releases, and other relevant data regarding developments at the Company's. In addition, CCEC will mass-e-mail the Company's INSIDE WALL STREET direct mail feature directly to its proprietary database of online investors of approximately 50,000. Further, based on strategic timing of events, CCEC will conduct an ongoing email initiative targeting unique, qualified online investors, stockbrokers and other investing professionals - this initiative will provide for multiple mass emailing campaigns to a total of 1,000,000 individuals and will be scheduled strategically within the contract term to complement campaign efforts, placement on six financial Web sites, fax blast to 1,000 brokers, and three mentions in an email newsletter with 35,000 opt-in subscribers.
         (G) At the Company's request, CCEC shall write, produce and assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, P.R. Newswire, or any other comparable news dissemination source.
         (H) CCEC will create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving on-going information on the Company. CCEC will assist the Company in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event Company does not have this capability in-house. Further, CCEC will, at its discretion, mass-fax broadcast select releases to its network of U.S. stockbrokers, analysts and institutional investors.
         (I) CCEC will obtain express written approval from the Company on all material produced by CCEC prior to disseminating the information to the public.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue through September 30, 2001.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Agent agrees to pay compensation to CCEC as follows: (A) $200,000 cash, payable upon execution of this Agreement; plus 165,000 common shares restricted pursuant to Rule 144; said shares shall be granted piggyback registration rights on the first Registration Statement filed by the Company with the US Securities and Exchange Commission following the date of this Agreement.


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         (B) Further, CCEC has the warrant to purchase three hundred thousand
(300,000) shares of the Company's common stock as follows: fifty thousand (50,000) shares at one dollar and fifty cents ($1.50); fifty thousand (50,000) shares at two dollars ($2.00); fifty thousand (50,000) shares at two dollars and fifty cents ($2.50); fifty thousand (50,000) shares at three dollars ($3.00); and one hundred thousand (100,000) shares at five dollars ($5.00). The options shall expire 24 months from the day the Registration Statement registering the underlying shares of the option is deemed effective. The Company agrees to issue piggy-back registration rights to the Common Shares referenced above for resale by CCEC pursuant to its filing of an SEC Registration Statement on Form S-3, or such other applicable form as may be appropriate. The Company agrees to initiate a Registration Statement at Company's cost to register the shares underlying the options, if such shares are "in the money," within thirty (30) days of CCEC's written request to do so. The Company shall use its best efforts to make the Registration effective on a timely basis.

5. REPRESENTATIONS AND WARRANTIES: The Company represents and warrants to CCEC, each such representation and warranty being deemed to be material that:
         (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.
         (B) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company;
         (C) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.
         (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 10K, latest 10Q, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.
         (E) The Company will promptly deliver to CCEC a list of names and addresses of all shareholders of the Company of which it is aware.
         (F) The Company will promptly deliver to CCEC a list of brokers and market makers of the Company's securities that have been following the Company.
         (G) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.
         (H) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.
         (I) Notwithstanding the information made known to the Company regarding CCEC's selling shareholder and founder John R. Manion, since January 1, 1997, and as of the date hereof, there is no suit, claim, action, proceeding, administrative hearing or investigation pending or, to the knowledge of CCEC, threatened against CCEC or any of its officers, directors or affiliates before any court, agency or other governmental entity regarding any actual or alleged violation of the securities laws or regulations of the United States or any State thereof (a "Securities Action"). Notwithstanding the information made known to the Company regarding CCEC's selling shareholder and founder John R. Manion, since January 1, 1997 and as of the date hereof, neither CCEC nor any of its officers, directors or affiliates have been subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award as a result of any Securities Action.


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6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL
MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

7. EARLY TERMINATION: In the event that either CCEC or the Company is subjected to any formal regulatory investigation involving alleged securities violations not expressly made known to the other party as of the date hereof, then the party not privy to said disclosure shall retain the right, at its sole discretion, to so terminate this Agreement on demand. Said request for termination must be submitted in writing by the terminating party to the party in violation and delivered by way of U.S. certified mail. In the event that CCEC is the party in violation of this provision, then CCEC agrees to waive all rights to the warrant and/or option to purchase common shares of the Company, as defined in Section 4 herein. In the event that the Company is the party in violation of this provision, then CCEC shall retain all rights to all compensation, defined in Section 4, including the warrant and/or option to purchase shares of the Company's common stock.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of
(a) the amount of cash compensation CCEC has received from the Company under
Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials and original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.


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11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS:
         (A) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC. Venue for all litigation shall be Seminole County, Florida.
         (B) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.
         (B) MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original.

Executed as a sealed instrument as of the last day and year shown hereunder.

CONFIRMED AND AGREED ON THE  _____ DAY OF ___________________ 2000

CONTINENTAL CAPITAL & EQUITY CORPORATION

By: ___________________________                      ___________________________
     CCEC Representative                             CCEC Officer

     ---------------------------                     ---------------------------
     Print Name                                               Print Name


CONFIRMED AND AGREED ON THE _____ DAY OF ____________________ 2000

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

By:___________________________                        ________________________
     Duly Authorized                                          Witness

     ---------------------------                     ---------------------------
     Print Name                                                Print Witness



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